Exhibit 99.3

PATIENT SAFETY TECHNOLOGIES, INC.

SECURITY AGREEMENT

Date: As of January 29, 2009

DEBTOR:	Patient Safety Technologies, Inc. (the “Debtor”)

LENDERS:	Lenders as defined in that certain senior secured note and warrant purchase agreement (the “Purchase Agreement “)

1.           Security Interest and Collateral. To secure the payment and performance of the Consideration which the Debtor may now or at any time hereafter owe to the Lenders:

(a)           the Debtor hereby grants the Lenders a security interest (herein called the “Security Interest”) in all of the Collateral, as defined below, which may now be or may at any time hereafter (i) come into the possession or control of the Lenders, whether such possession or control is given for collateral purposes or for safekeeping or (ii) be transferred or assigned to the Lenders by any means permitted under Article 8 of the Uniform Commercial Code;

(b)           “Collateral” means the collateral in which the Lenders are granted a security interest by this Agreement and which shall include the following personal property of the Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions, and replacements thereof and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for any and all securities owned by the Debtor:

(i)           All goods, including, without limitation, (A) all machinery, equipment, computers. motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all pans therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Debtor’s businesses and all improvements thereto and (B) all inventory;

(ii)           All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities. rights under any of the organizational documents, agreements related to any securities owned by the Debtor, licenses, distribution and other agreements, computer software (whether “off-the-shelf’, licensed from any third party or developed by the Debtor), computer software development rights, leases, franchises, customer lists. quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii)           All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment. motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)           All documents, letter-of-credit rights, instruments and chattel paper;

(v)            All commercial tort claims;

(vi)           All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)          All investment property;

(viii)         All supporting obligations;

(ix)           All files, records, books of account, business papers, and computer programs; and

(x)             the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include any and all real, personal, intangible and / or any other classification of assets of the Debtor, which also includes any and all investment property and general intangibles respecting ownership and/or other equity interests in subsidiary, SurgiCount Medical, Inc., without limitation, the shares of capital stock and the other equity interests, and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of the Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case. all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with any and all securities owned by the Debtor, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9- 408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest proceeds of such asset.

(c)           Debtor hereby acknowledges that Gordon & Rees LLP, upon the execution of an escrow agreement within ten (10) from the date hereof, shall hold the Collateral on behalf of the Lenders as of this date and until the payment and performance of the Consideration is fully satisfied in accordance with the Purchase Agreement.

2.           Representations, Warranties and Covenants. The Debtor represents, warrants and covenants that:

(a)           The Debtor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by the Lenders;

(b)           The Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral;

(c)           The Debtor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral;

(d)           The Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral;

(e)           At any time, upon request by the Lenders, the Debtor will deliver to the Lenders all notices, financial statements, reports or other communications received by the Debtor as an owner or holder of the Collateral; and

(f)           The Debtor will upon receipt deliver to the Lenders in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

3.           Rights of the Lenders. Only the Noteholders Majority, as that term is defined in the Purchase Agreement, may take action under this Agreement. The Debtor agrees that the Lenders may at any time, after the occurrence of an Event of Default (i) notify the obligor on or issuer of any Collateral to make payment to the Lenders of any amounts due or distributable thereon; (ii) in the Debtor’s name or the Lenders’ name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral; (iii) receive all proceeds of the Collateral; and (iv) hold any increase or profits received from the Collateral as additional security for the Consideration, except that any money received from the Collateral shall, at the Lenders’ option, be applied in reduction of the Consideration, in such order of application as the Lenders may determine, or be remitted to the Debtor.

4.           Events of Default. Events of Default under this Agreement shall be the same as under the Notes.

5.           Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Noteholders Majority. All rights and remedies of the Lenders shall be cumulative and may be exercised singularly or concurrently, at the Noteholders Majority’ option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to the Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, or by telecopier to the Debtor at its address or telecopier number, as the case may be, set forth above or at the most recent address or telecopier number shown on the Lenders’ records. All requests under Section 9-210 of the Uniform Commercial Code (i) shall be made in a writing signed by a person duly authorized by Debtor, (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Lenders, and (iv) shall otherwise comply with the requirements of Section 9-210. The Debtor requests that the Lenders respond to all such requests which on their face appear to come from an authorized individual and releases the Lenders from any liability for so responding. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Lenders and their respective heirs, representatives, successors and assigns and shall take effect when signed by the Debtor and delivered to the Lenders, and the Debtor waives notice of the Lenders’ acceptance hereof. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Consideration. This Agreement shall be governed by the internal laws (other than conflict laws) of the State of California and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in California, shall have the meanings therein stated. Each party consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state and federal courts located in San Diego County, California. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

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IN WITNESS WHEREOF, the Debtor has executed and delivered this Agreement as of the date first written above.

PATIENT SAFETY TECHNOLOGIES, INC.

By:
Name:	David Bruce
Title:	Chief Executive Officer